Exhibit 10.13

                         INFORMATION WITH REGARD TO

                                TELLABS, INC.

                              STOCK BONUS PLAN


1.   INTRODUCTION

     1.1 The purpose of the Tellabs, Inc. Stock Bonus Plan (the "Plan") is (i) to align the interests of the stockholders of Tellabs, Inc. ("Tellabs"), Groupe de Transport Tellabs Inc. / Tellabs TG, Inc. ("Tellabs TG") and recipients of awards under this Plan by increasing the proprietary interest of such recipients in the growth and success of Tellabs and Tellabs TG and (ii) to advance the interests of Tellabs and Tellabs TG by ensuring that key employees of Tellabs TG remain with such company. For purposes of this Plan, references to employment by Tellabs shall also mean employment by Tellabs TG.

     1.2  Certain Definitions

          "Board" shall mean the Board of Directors of Tellabs.

          "Bonus Stock" shall mean shares of Common Stock awarded under the Plan.

          "Bonus Stock Award" shall mean an award to an eligible employee of a right to receive Bonus Stock under the Plan.

          "Cause" shall mean any act of dishonesty, commission of an indictable criminal offense, activities harmful to the reputation of Tellabs or Tellabs TG, the refusal to perform or the substantial disregard of duties properly assigned or a significant violation of any legal duty of loyalty to Tellabs or Tellabs TG, as determined by the Committee in its sole discretion.

          "Closing Date" means June 28, 1996.

          "Committee" shall mean the Compensation Committee of the Board of Directors of Tellabs or any successor Committee thereto.

          "Common Stock" means the common stock of Tellabs, Inc.

          "Disability" shall mean the inability of the holder of an award to perform substantially such holder's duties and responsibilities for a continuous period of at least six months, as determined by the Committee in its sole discretion.

          "Fair Market Value" shall mean the average of the high and low transaction prices of a share of Common Stock as reported in the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQNMS") on the date as of which such value is being determined, or, if the Common Stock is not


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          listed on the NASDAQNMS, the average of the high and low
          transaction prices of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

     1.3  Administration

          This Plan shall be administered by the Committee. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan. All such interpretations, rules and regulations shall be conclusive and binding on all parties.

          The Committee may delegate some or all of its power and authority hereunder to the President and Chief Executive Officer or other executive officer of Tellabs or Tellabs TG as the Committee deems appropriate.

     1.4  Eligibility

          Participants eligible to participate in this Plan shall consist of the full-time employees of Tellabs TG.


2.   BONUS STOCK AWARDS

     2.1  Bonus Stock Awards

          Tellabs shall grant Bonus Stock Awards to employees of Tellabs
          TG from time to time as determined by Tellabs' Board of Directors or the Committee. Each such grant shall be evidenced by a notice sent by Tellabs to each such employee to whom Bonus Stock Awards are made. The maximum number of employees of Tellabs TG to whom Bonus Stock Awards may be granted however is 50.

     2.2  Terms of Bonus Stock Awards

          Bonus Stock Awards shall be subject to the following terms and conditions.

          a)   Number of Shares and Other Terms

          The number of shares of Common Stock subject to Bonus Stock Award granted to any one person pursuant to this Plan shall be no greater than 500, subject to adjustment as provided in Section 3.3 hereof.

          b.   Vesting and Forfeiture

          One-half of the number of shares of Common Stock subject to a Bonus Stock Award shall vest and be payable on the first

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          anniversary of the Closing Date and the other half of such number shall vest and be payable on the second anniversary of the Closing Date, in each case, subject to Section 2.3 b), if the holder of such award remains continuously in the employment of Tellabs or Tellabs TG until such anniversary date of the Closing Date. Such holder shall forfeit the unvested portion of any such shares if such holder does not remain continuously in the employment of Tellabs or Tellabs TG as specified above, except as otherwise provided in Section 2.3 b) hereof.

     c.   Share Certificates

          Upon the vesting of a portion of a Bonus Stock Award pursuant to
          Section 2.2 b), 2.3 b) or 3.5, in each case subject to Tellabs or Tellabs TG rights to require payment of any taxes in accordance with Section 3.2, a certificate or certificates evidencing ownership of the number of shares of Common Stock so vested shall be delivered to and in the name of the holder of such award. Notwithstanding the foregoing, in lieu of the delivery of shares representing all or a portion of the vested portion of a Bonus Stock Award, the Committee may, in its sole discretion, deliver to the holder cash in an amount equal to the Fair Market Value on the date such shares become vested equal to the vested portion of such award, less any applicable withholding, as required by
          Section 3.2, as the case may be.

     d.   Price

          No payment shall be required or exigible by a recipient of a Bonus Stock Award or Common Stock pursuant to this Plan. Bonus Stock Awards and Common Stock issued pursuant to this Plan shall be granted by Tellabs as consideration for a recipient's having decided to remain as an employee of Tellabs TG following its acquisition by Tellabs.

     2.3  Termination of Employment.

     a.   Termination Resulting in Forfeiture

          If the employment with Tellabs or Tellabs TG of the holder of a Bonus Stock Award is (i) terminated by Tellabs or Tellabs TG for Cause, (ii) if such employment terminates by reason of the holder's Disability, or death, or (iii) if a holder voluntarily terminates his employment with Tellabs or Tellabs TG for any reason, the portion of such award which is not vested pursuant to Section 2.2(b) shall be forfeited by such holder and such portion shall be canceled by Tellabs.

     b.   Other Termination

          If Tellabs or Tellabs TG terminates the employment of the holder of a Bonus Stock Award for any reason other than Cause or Disability, the portion of such award which is not otherwise vested shall vest pursuant to Section 2.2(b) without regard to such termination.


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3.   GENERAL

     3.1  Amendments

          The Board may amend this Plan as it shall deem advisable, provided, however, that no amendment shall be made if such amendment would increase the maximum number of shares of Common Stock available under this Plan (subject to Section 3.3). No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

     3.2  Tax Withholding

          Tellabs and Tellabs TG shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, provincial, local or other taxes which may be required to be withheld or paid in connection with such award. The Committee may allow shares of Common Stock to be delivered or withheld having an aggregate Fair Market Value not in excess of the minimum amount required to be withheld. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

     3.3  Adjustment

          In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding Bonus Stock Award shall be adjusted or modified accordingly, as determined by the Committee, which adjustment may include providing for payment of an asset not constituting a security upon the vesting of an outstanding Bonus Stock Award. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (i) available under this Plan, such fractional security shall be disregarded, or (ii) subject to an award under this Plan, Tellabs or Tellabs TG shall pay the holder of such award, in connection with the first vesting of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of the Fair Market Value on the vesting date.

     3.4  Minimum Sum to be Collected

          Given that Bonus Stock Awards and Common Stock issued pursuant to this Plan without any payment being required or exigible, no minimum sum will be collected. Bonus Stock Awards and Common Stock issued pursuant to this Plan shall be granted by Tellabs as consideration for a recipient's having decided to remain as an employee of Tellabs TG following its acquisition by Tellabs.

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     3.5  No Assignment

          It is a condition of this Plan, and the rights of all holders of Bonus Stock Awards shall be subject thereto, that no right or interest of any such holder shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, and no right or interest of any such holder under this Plan shall be liable for, or subject to, any obligation of any such holder, including claims for alimony or the support of any spouse.

     3.6  No Right of Employment

          Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by Tellabs, Tellabs TG or any subsidiary or affiliate thereof or affect in any manner the right of Tellabs, Tellabs TG or any subsidiary or affiliate thereof to terminate the employment of any person at any time without liability hereunder.

     3.7  Right as Stockholder

          No person shall have any right as a stockholder of Tellabs with respect to any shares of Common Stock or other equity security of Tellabs which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security. Tellabs's obligation to deliver shares of Common Stock pursuant to this Plan shall be unfunded, and Tellabs shall not be obligated to set aside any of its assets for the purpose of satisfying its obligations hereunder. The claims of holders of Bonus Stock Awards shall be solely those of an unsecured creditor of Tellabs.

     3.8  Governing Law

          This Plan and each award hereunder, and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

     3.9  Effective Date

          This Plan shall have retroactive effect from the Closing Date following its approval by the Commission des valeurs mobilieres du Quebec.










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